Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form F-3 No. 333-274004) of Jumia Technologies AG,
(2) Registration Statement (Form S-8 No. 333-274007) pertaining to the Virtual Restricted Stock Unit Program 2023 of Jumia Technologies AG,
(3) Registration Statement (Form S-8 No. 333-258675) pertaining to the Stock Option Program 2021 and the Virtual Restricted Stock Unit Program 2021 of Jumia Technologies AG,
(4) Registration Statement (Form S-8 No. 333-240017) pertaining to the Stock Option Program 2020 and the Virtual Restricted Stock Unit Program 2020 of Jumia Technologies AG, and
(5) Registration Statement (Form S-8 No. 333-237839) pertaining to the Option Program 2016, the Stock Option Program 2019, and the Virtual Restricted Stock Unit Program 2019 of Jumia Technologies AG;
of our reports dated March 28, 2024 (except for the effects of the restatement disclosed in Notes 7 and 24, as to which the date is March 7, 2025) included in this Annual Report (Form 20-F) of Jumia Technologies AG for the year ended December 31, 2024, with respect to the consolidated financial statements of Jumia Technologies AG for the year ended December 31, 2022 and December 31, 2023.
/s/ Ernst & Young S.A.
Luxembourg, Grand Duchy of Luxembourg
March 7, 2025